REGISTRATION NO. 333-165516

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 9
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania
(State or other jurisdiction of incorporation or organization)

7359
(Primary Standard Industrial Classification Code Number)

23-2679963
(I.R.S. Employer Identification Number)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(610) 989-0340
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Stephen P. Herbert
Chief Executive Officer
USA Technologies, Inc.
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(610) 989-0340
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Douglas M. Lurio, Esquire
Lurio & Associates, P. C.
One Commerce Square
2005 Market Street, Suite 3120
Philadelphia, PA 19103-7015
(215) 665-9300

Approximate date of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

EXPLANATORY NOTE - DEREGISTRATION OF SECURITIES

On October 7, 2013, USA Technologies, Inc. (the "Company"), filed with the Securities and Exchange Commission (the "Commission") a post-effective amendment no. 8 to registration statement on Form S-1 (File No. 333-165516) (the "Registration Statement"), covering 1,970,612 shares of common stock underlying warrants. The post-effective amendment no. 8 was declared effective by the Commission on October 9, 2013. Through December 31, 2013, the expiration date of the warrants, warrants were exercised for 1,912,085 shares of common stock.

As a result of the expiration of the warrants, the offering pursuant to the Registration Statement has been terminated. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, to remove unsold securities upon termination of the offering by post-effective amendment, the Company hereby deregisters the 58,527 shares of common stock underlying the warrants which were not exercised prior to the expiration date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 9 to Form S-1 and has duly caused this Post-Effective Amendment No.9 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on January 17, 2014.

USA TECHNOLOGIES, INC. By: /s/ Stephen P. Herbert Stephen P. Herbert Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 9 in reliance on Rule 478 of the Securities Act of 1933.